                                                                      Exhibit 18


                        StarGuide Digital Networks, Inc.

                           1996 Equity Incentive Plan

                             Stock Option Agreement


     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement.

I.  NOTICE OF STOCK OPTION GRANT
    ----------------------------

     Scott Ginsburg

     You ("Optionee") have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement. The terms of your grant are set forth below:


Date of Grant:                                        November 29, 1999

Vesting Commencement Date:                            November 29, 1999

Exercise Price per Share:                             $3.75 per share

Total Number of Shares Granted:                       250,000

Total Exercise Price:                                 $937,500

Type of Option:                              X        Incentive Stock Option
                                             ----

                                             ----     Non-Qualified Stock Option

Term/Expiration Date:                                 November 29, 2009

Exercise and Vesting Schedule:
-----------------------------

    The Shares subject to this Option shall vest according to the following schedule:

     Fifty percent of the Shares subject to the Option (rounded down to the next
     -----
whole number of shares) shall vest on November 29, 2000, and the remaining
                                      -----------------
Fifty percent of the Shares subject to the Option shall vest on November 29,
-----                                                           ------------
2001; provided, however, that this Option shall be 100% vested and fully
----
exercisable upon the Company's issuance of a press release announcing an initial public offering.


Termination Period:
-------------------

     This Option may be exercised, to the extent vested, for ninety (90) days after Optionee ceases to be a Service Provider, or such longer period as may be applicable upon the death or disability of Optionee, as provided herein (or, if not provided herein, then as provided in the Plan), but in no event later than the Term/Expiration Date as provided above.

II.  AGREEMENT
     ---------

     1. Grant of Option.  The Company hereby grants to the Optionee an Option to
        ---------------
purchase the Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"). Notwithstanding anything to the contrary anywhere else in this Option Agreement, this grant of an Option is subject to the terms, definitions and provisions of the StarGuide Digital Networks, Inc. 1999 Equity Incentive Plan (the "Plan") adopted by the Company, which is incorporated herein by reference.

        If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in
Section 422 of the Code; provided, however, that to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code
Section 422(d)), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Subsidiary) exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section
422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

     2. Exercise of Option.  This Option is exercisable as follows:
        ------------------
        (a)  Right to Exercise.
             -----------------

             (i) This Option shall be exercisable cumulatively according to the vesting schedule set out in the Notice of Grant. Except as otherwise provided by Section 8 or 9, Shares subject to this Option shall vest based on Optionee's continued status as a Service Provider.

             (ii) This Option may not be exercised for a fraction of a Share.

             (iii) In the event of Optionee's death, disability, or other termination of the Optionee's status as a Service Provider, the exercisability of the Option is governed by Sections 7, 8 and 9 below.

             (iv) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

       (b)  Method of Exercise.  This Option shall be exercisable by written
            ------------------
Notice (in the form attached as Exhibit A).  The Notice must state the number of
                                ---------
Shares for which the Option is being exercised, and such other representations and agreements with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. The Notice must be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Notice must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. This Option shall be deemed to be exercised upon receipt by the Company of such written Notice accompanied by the Exercise Price and payment of any applicable withholding tax.

          No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3.  Optionee's Representations.  If the Shares purchasable pursuant to the
         --------------------------
exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.
                                                        ---------

     4.  Lock-Up Period.  Optionee hereby agrees that if so requested by the
         --------------
Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     5.  Method of Payment.  Payment of the Exercise Price shall be by any of
         -----------------
the following, or a combination thereof, at the election of the Optionee:

        (a) cash;

        (b) check;

        (c) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator;

        (d) with the consent of the Administrator, surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised;

        (e) with the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Option or exercised portion thereof;

        (f) with the consent of the Administrator, property of any kind which constitutes good and valuable consideration; or

        (g) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

     6.  Restrictions on Exercise.  This Option may not be exercised until the
         ------------------------
Plan has been approved by the stockholders of the Company. If the issuance of Shares upon such exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may also not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

     7.  Termination of Relationship.  If Optionee ceases to be a Service
         ---------------------------
Provider (other than by reason of the Optionee's death or the total and permanent disability of the Optionee as defined in Code Section 22(e)(3)), Optionee may exercise this Option at any time during the Termination Period as set forth in the Notice of Grant, to the extent the Option was vested at the date of such termination. To the extent that Optionee was not vested in this Option at the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     8.  Disability of Optionee.  If Optionee ceases to be a Service Provider
         ----------------------
as a result of his or her total and permanent disability as defined in Code
Section 22(e)(3), the Option shall become fully vested and exercisable with respect to all Shares covered thereby and Optionee may exercise the Option at any time within twelve (12) months following the date of his or her termination of employment (but in no event later than the expiration date of the term of this Option as set forth in the Notice of Grant). To the extent Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

     9.  Death of Optionee.  If Optionee ceases to be a Service Provider as a
         -----------------
result of the death of Optionee, the Option shall become fully vested and exercisable with respect to all Shares covered thereby and the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of this Option as set forth in the Notice of Grant) by Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not exercised within the time specified herein, the Option shall terminate.

     10. Non-Transferability of Option.  This Option may not be transferred
         -----------------------------
in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     11.  Term of Option.  This Option may be exercised only within the term
          --------------
set out in the Notice of Grant.

     12.  Tax Consequences.  Set forth below is a brief summary as of the
          ----------------
date of this Option of some of the federal income tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)  Exercise of Incentive Stock Option.  If this Option qualifies
               ----------------------------------
     as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

          (b)  Exercise of Incentive Stock Option Following Disability.  If
               -------------------------------------------------------
     the Optionee ceases to be a Service Provider as a result of disability that is not total and permanent disability as defined in Code Section 22(e)(3), to the extent permitted on the date on which Optionee ceases to be a Service Provider, the Optionee must exercise an Incentive Stock Option within ninety (90) days of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option.

          (c)  Exercise of Non-Qualified Stock Option.  There may be a regular
               --------------------------------------
     federal income tax liability upon the exercise of a Non-Qualified Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee of the Company, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If the Optionee is subject to Section 16 of the Exchange Act, the date of income recognition may be deferred for up to six (6) months.

          (d)  Disposition of Shares.  In the case of a Non-Qualified Stock
               ---------------------
     Option, if Shares are held for the minimum long-term capital gain holding period in effect at the time of disposition, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for the minimum long-term capital gain holding period in effect at the time of disposition (and provided such holding period comprises at least one year after exercise of the Option) and are disposed of at least two (2) years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of after such one-year period following exercise, but before the expiration of the minimum long-term capital gain holding period in effect at the time of disposition, then gain realized on such disposition may be taxed as a short-term capital gain, which may or may not be equivalent to taxation as compensation income (taxable at ordinary income rates). If Shares purchased under an Incentive Stock Option are disposed of within such one-year period or within two (2) years after the Date of Grant, any gain realized on such disposition will be treated as compensation income to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares.

          (e)  Notice of Disqualifying Disposition of Incentive Stock Option
               -------------------------------------------------------------
     Shares. If the Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of
     (1) the date which is two (2) years after the Date of Grant, or (2) the date which is one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.


                            [Signature page follows]

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

                              STARGUIDE DIGITAL NETWORKS, INC.

                              By:________________________________

                              Name:______________________________

                              Title:_______________________________

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 2000 EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof. Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: __________________                  _______________________________
                                           [OPTIONEE]


                                           Residence Address:

                                           _______________________________

                                           _______________________________